SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2005

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Third Floor, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 5, 2005, Viisage Technology, Inc. (“Viisage”) entered into an investment agreement with L-1 Investment Partners LLC (“L-1”) (the “Investment Agreement”) providing for the issuance and sale to L-1 of (i) 19,047,619 shares of Viisage common stock at $5.25 per share (the “Shares”) and (ii) warrants to purchase an aggregate of 4,000,000 shares of Viisage common stock at an exercise price of $5.50 per share (the “Warrants”). The sale of the Shares will result in gross proceeds to Viisage of $100 million. The Investment Agreement provides that $85 million of the proceeds will be used to finance acquisitions.

The closing of the transaction is subject to the approval of Viisage’s stockholders and the satisfaction of customary closing conditions. In addition, the stockholders of Viisage will be asked to approve a one-for-two and a half reverse stock split of the issued and outstanding common stock of Viisage (the “Reverse Stock Split”).1 Viisage intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit stockholder approval of the transaction with L-1 and the Reverse Stock Split. Security holders may obtain free copies of the proxy statement when it becomes available on the SEC’s website at http://www.sec.gov.

The Warrants will be exercisable for a period of three years from the closing date, subject to the following vesting provisions: warrants to purchase (i) 3,200,000 shares of Viisage common stock will vest on a pro rata basis when and if acquisitions involving the payment of aggregate consideration of $125 million are consummated; (ii) 533,333 shares of Viisage common stock will vest when and if Viisage’s gross revenues for any four-quarter period are equal to or greater than $200 million; and (iii) 266,667 shares of Viisage common stock will vest when and if Viisage’s gross revenues for any four-quarter period are equal to or greater than $300 million.

Pursuant to the terms of the Investment Agreement, upon consummation of the transaction: (i) the size of the Viisage board will be increased by three positions; (ii) Mr. Robert V. LaPenta, founder and chief executive officer of L-1, will become a member and chairman of the Viisage board; and (iii) L-1 will have the right to designate two additional individuals for election to the Viisage board who will qualify as independent directors for Nasdaq listing purposes. In addition, the Viisage board will establish a strategic committee that will consist of Mr. LaPenta, as chair, two other directors appointed by Mr. LaPenta, only one of whom may be a director designated by L-1, Denis K. Berube, and the chief executive officer of Viisage. The strategic committee will evaluate and make recommendations to the Viisage board regarding mergers and acquisitions and other strategic initiatives. Viisage also granted L-1 customary registration rights, that may be exercised after the first anniversary of closing, with respect to the Shares and common stock underlying the Warrants (the “Registration Rights Agreement”).

[1]	The number of and prices for the Shares and Warrants described above are provided before taking into account the Reverse Stock Split.

The Investment Agreement provides that if either Viisage or L-1 breaches or fails to perform in any material respect any of its representations or obligations under the Investment Agreement and the breach or failure is not cured within ten days after notice from the other party, the breaching party will be required to pay the other party $4,000,000 as a termination fee plus up to $1,000,000 of actual out-of-pocket expenses incurred by the other party. Viisage also shall be required to pay the termination fee and up to $1,000,000 of L-1’s actual out-of-pocket expenses if the Viisage board fails to make or withdraws its recommendation to the stockholders that they approve the investment or if Viisage materially breaches its obligations relating to the non-solicitation of competing transactions.

In connection with the transaction, Lau Acquisition Corp. (“Lau”) and Mr. Buddy Beck, Vice Chairman of the Board, who currently own in the aggregate approximately 23.3% of Viisage’s outstanding common stock, have entered into voting agreements with Viisage pursuant to which they have agreed to vote their shares of Viisage common stock in favor of the transaction (the “Voting Agreements”).

Additionally, Lau has entered into a lock-up agreement with Viisage (the “Lock-Up Agreement”) pursuant to which Lau has agreed not to sell more than 300,000 of its shares of Viisage common stock in any twelve-month period until the first anniversary of the closing of the transaction unless the sale involves a change in control transaction.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Investment Agreement, Warrants, Registration Rights Agreement, Voting Agreements or Lock-Up Agreement (collectively, the “Transaction Documents”), and the transactions contemplated thereby. The foregoing description is qualified in its entirety by reference to the provisions of the Transaction Documents attached as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K.

Copies of the Transaction Documents and Viisage’s related press release are filed herewith as Exhibits 10.1 through 10.7 and 99.1, respectively, and are incorporated herein by reference.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2005, Viisage received a telephonic notice from the staff of The Nasdaq Stock Market (the “Staff”) indicating that the Company was not in compliance with the provisions of Nasdaq Marketplace Rule 4310(c)(14) because one of the members of the Compensation Committee of the Viisage Board of Directors, Mr. Buddy Beck, is not an independent director as defined in the Nasdaq Marketplace Rules. Upon learning of this noncompliance, Mr. Beck immediately resigned from the Compensation Committee, and a copy of his resignation letter was sent to the Staff. By letter dated October 6, 2005, the Staff notified Viisage that, subject to required disclosure of the noncompliance and Viisage’s action in response, the Staff had determined that Viisage had regained compliance with the Nasdaq Marketplace Rule and the Staff now considered the matter closed.

Item 3.02.    Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 are incorporated in this Item 3.02 by reference.

The Shares and Warrants are being sold to L-1 in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

The Shares and Warrants have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. As disclosed in Item 1.01, Viisage has entered into a Registration Rights Agreement with respect to the registration of the Shares and the shares issuable upon exercise of the Warrants.

Item 3.03.    Material Modification to Rights of Security Holders.

The disclosures in Items 1.01 and 5.03 are incorporated in this Item 3.03 by reference.

As described in Item 1.01, subject to stockholder approval, Viisage intends to effect the Reverse Stock Split. The Reverse Stock Split will have the effect of combining the issued and outstanding shares of Viisage common stock so that each presently issued and outstanding two and one-half (2.5) shares of common stock prior to the Reverse Stock Split shall represent one (1) share of common stock immediately after the Reverse Stock Split. The Reverse Stock Split will become effective upon receipt of stockholder approval and the filing of an amendment to Viisage’s certificate of incorporation with the Secretary of State of Delaware.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Items 1.01 and 3.03 are incorporated in this Item 5.03 by reference.

As described in Item 1.01, subject to stockholder approval, Viisage intends to amend its certificate of incorporation to effect the Reverse Stock Split. The amendment to Viisage’s certificate of incorporation will become effective upon receipt of stockholder approval and the filing of an amendment to Viisage’s certificate of incorporation with the Secretary of State of Delaware.

Viisage intends to file a proxy statement containing a description of the amendment to its certificate of incorporation with the SEC and security holders are urged to read the proxy statement when it becomes available. Security holders may obtain free copies of the proxy statement when it becomes available on the SEC’s website at http://www.sec.gov.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

10.1	Investment Agreement between Viisage Technology, Inc. and L-1 Investment Partners LLC dated as of October 5, 2005.

10.2	Form of First Warrant to be issued by Viisage Technology, Inc. to L-1 Investment Partners LLC pursuant to Investment Agreement.

10.3	Form of Second Warrant to be issued by Viisage Technology, Inc. to L-1 Investment Partners LLC pursuant to Investment Agreement.

10.4	Form of Registration Rights Agreement to be entered into by Viisage Technology, Inc. and L-1 Investment Partners LLC.

10.5	Voting Agreement between Viisage Technology, Inc. and Lau Acquisition Corp. dated as of October 5, 2005.

10.6.	Voting Agreement between Viisage Technology, Inc. and Mr. Buddy Beck dated as of October 5, 2005.

10.7	Lock-Up Agreement between Viisage Technology, Inc. and Lau Acquisition Corp. dated as of October 5, 2005.

99.1	Press release, dated October 6, 2005, issued by Viisage Technology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date:  October 11, 2005

By: /s/ Bradley T. Miller

        Bradley T. Miller

        Chief Financial Officer

Exhibit Index

        Exhibit No.             Description

10.1	Investment Agreement between Viisage Technology, Inc. and L-1 Investment Partners LLC dated as of October 5, 2005.

10.2	Form of First Warrant to be issued by Viisage Technology, Inc. to L-1 Investment Partners LLC pursuant to the Investment Agreement.

10.3	Form of Second Warrant to be issued by Viisage Technology, Inc. to L-1 Investment Partners LLC pursuant to the Investment Agreement.

10.4	Form of Registration Rights Agreement to be entered into by Viisage Technology, Inc. and L-1 Investment Partners LLC.

10.5	Voting Agreement between Viisage Technology, Inc. and Lau Acquisition Corp. dated as of October 5, 2005.

10.6.	Voting Agreement between Viisage Technology, Inc. and Mr. Buddy Beck dated as of October 5, 2005.

10.7	Lock-Up Agreement between Viisage Technology, Inc. and Lau Acquisition Corp. dated as of October 5, 2005.

99.1	Press release, dated October 6, 2005, issued by Viisage Technology, Inc.